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                                                                  Exhibit (j)(2)



                       Consent of Independent Accountants



We consent to the incorporation by reference in Post-Effective Amendment No. 63 under the Securities Act of 1933, as amended, to the Registration Statement of Provident Institutional Funds on Form N-1A (File No. 2-47015) of our report dated August 27, 1999 on our audit of the financial statements and financial highlights of New York Money Fund (a portfolio of Provident Institutional Funds), and our report dated October 29, 1999 on our audit of the financial statements and financial highlights of TempFund and TempCash (portfolios of Provident Institutional Funds), which reports are included in the Annual Reports to Shareholders for the years ended July 31, 1999 and September 30, 1999, respectively, which are incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the incorporation by reference of our reports and the references to our Firm under the heading "Financial Statements" in the Statement of Additional Information and under "Financial Highlights" in the Supplements to Prospectuses and consent to the reference to our Firm under the heading "Auditors" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 23, 1999